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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                          Filed by the Registrant [X]

                Filed by a Party other than the Registrant [ ]


Check the appropriate box:
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[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                       MORGAN STANLEY DEAN WITTER & CO.
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               (Name of Registrant as specified In Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

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On March 14, 2002, the following e-mail was sent to the employees of the
Registrant:

AN IMPORTANT MESSAGE TO EMPLOYEE SHAREHOLDERS FROM CHIEF FINANCIAL OFFICER STEVE CRAWFORD


The Morgan Stanley Annual Meeting of Shareholders will be held on March 19, 2002. It is important that your shares be represented at this meeting, regardless of the number of shares you own.

Your voting instructions must be received by 5pm on Sunday, March 17.

As a reminder, management recommends that shareholders vote in favor of the nominees for director, the amendment to the directors' equity plan and ratification of the independent auditors, and against the shareholder proposal to destagger our board of directors.

If you have not yet mailed in your proxy card, you may give your voting instructions by Internet or telephone. Dial 800-435-6710 or go to http://www.eproxy.com/mwd2. You need to follow the simple instructions on your proxy card, so have your card with you when you vote.